INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the  Registrant  November  22, 2000    [X]
Filed by a Party other than the Registrant    [_]
Check the appropriate box:
[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[X]      Soliciting Material Under Rule 14a-12

                                   Texaco Inc.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction applies:

       (2)    Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       (4)    Proposed maximum aggregate value of transaction:

       (5)    Total fee paid:

[_] Fee paid previously with preliminary materials.

[_]    Check box if any part of the fee is offset as provided  by  Exchange  Act
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       paid previously.  Identify the previous filing by registration  statement
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         Except for the historical  and present  factual  information  contained herein, the matters set forth in this filing, including statements as to the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of Chevron's and Texaco's reports filed with the SEC. Chevron and Texaco disclaim any responsibility to update these forward-looking statements.

         Chevron and Texaco will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Chevron free of charge by requesting them in writing from Chevron Corporation, 575 Market Street, San Francisco, CA 94105,
Attention: Corporate Secretary, or by telephone at (415) 894-7700. You may obtain documents filed with the SEC by Texaco free of charge by requesting them in writing from Texaco Inc., 2000 Westchester Avenue, White Plains, New York 10650, Attention: Secretary, or by telephone at (914) 253-4000.

         Chevron and Texaco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Chevron and Texaco in connection with the merger. Information about the directors and executive officers of Chevron and their ownership of Chevron stock is set forth in the proxy statement for Chevron's
2000 annual meeting of stockholders. Information about the directors and executive officers of Texaco and their ownership of Texaco stock is set forth in the proxy statement for Texaco's 2000 annual meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

                                      * * *

[Letter to all Texaco Employees dated November 21, 2000]

To All Texaco Employees:

On a number of transition fronts we have been making considerable progress, and I wanted to update you on some recent developments.

First, in regard to communications, I am pleased to announce that we have added a special section to our internal website, @Texaco, which will include merger- and transition-related information, and will enable you to directly address your merger-, transition- and human resource-related questions in a confidential manner. This site is now live, and the attached link will take you there.

                    [Texaco Intranet hyperlink appears here]

Future information related to the merger and the transition will be located on this site. In addition, we will continue to advise you of developments by e-mails and letters such as this, and via a new section of our weekly E-Bulletin. For those employees without direct web access, we will arrange for paper copies of this information to be distributed on a timely basis.

On the matter of the transition, the first joint integration team leader meetings -- including representatives from Texaco, Chevron and Caltex -- were held last week in San Ramon, California. As you know, the objective of the integration teams is to make recommendations that will enable us to create an organization to compete with the best in the industry and, at the same time, to quickly achieve our $1.2 billion synergy goal. By any measure, our initial progress is encouraging.

In the two weeks since we launched the transition process, we have:

o Set up an Integration Management Office (IMO) and a project management structure;
o Outlined a process that will enable us to make recommendations and decisions during the transition period;
o Launched the new team referenced in my previous letter: the People Integration Team, headed by Janet Stoner, Texaco Vice President - Human Resources, and her Chevron counterpart, Greg Matiuk;
o Started the process of developing data requirements to assess merger synergy opportunities;
o Established team charters, outlining the roles and responsibilities for each integration team; and
o Held meetings with senior executives of all three companies to discuss post-merger business direction and high-level organizational issues for the upstream, downstream, power, midstream, advanced energy and human resources areas.

As Chevron Chairman and CEO Dave O'Reilly noted in his comments to the transition team leaders last week, the objectives and schedule we have set forth are aggressive for two very important reasons. First, we want to minimize the period of uncertainty for employees of Texaco, Chevron and Caltex. Second, we want to be sure that the integration planning will be completed by the time the U.S. Federal Trade Commission completes its regulatory review process.

In the meantime, we need to maintain the high performance of our ongoing business during the transition period. Staying focused on our current strategies and on achieving our financial performance goals is critical to our success now and in the future. It is also important to keep in mind that Texaco and Chevron remain competitors pending completion of the merger. Contact with Chevron should be restricted to normal business dealings and authorized merger integration activities, which are being conducted in a way to ensure compliance with antitrust laws.

I'd like to thank you for the comments, ideas and questions you have offered in the weeks since the merger announcement. I look forward to providing further updates as we move forward.

P J Lynch